As filed with the Securities and Exchange Commission on August 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

LUOKUNG TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road, Chaoyang District,

Beijing People’s Republic of China 100020

(86) 10-65065217

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Worldwide Stock Transfer LLC

One University Plaza, Suite 505

Hackensack, New Jersey 07601

(201) 820-2008

((Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Ordinary Shares, $0.01 par value per share		$	$	$
Preferred Shares, $0.01 par value per share
Warrants
Subscription Rights
Debt Securities
Units
Total		$	$	$

(1)	There are being registered under this registration statement such indeterminate number of ordinary shares, preferred shares, warrants, subscription rights, debt securities, and units, as may be sold by the registrant from time to time. The securities registered hereunder also include such indeterminate number of ordinary shares or preferred shares as may be issued upon conversion, exercise or exchange of warrants or debt securities that provide for such conversion into, exercise for or exchange into ordinary shares or preferred shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares and preferred shares being registered hereunder include such indeterminate number of ordinary shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.

(3)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee.

PROSPECTUS

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

LUOKUNG TECHNOLOGY CORP.

We may offer, issue and sell from time to time our securities, including in the form of ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares, subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, preferred shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The NASDAQ Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “LKCO”. On August 19, 2021, the last reported price of our ordinary shares on The NASDAQ Capital Market was $1.27 per ordinary share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 6, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 20, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 415 under the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements or free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Please read carefully both this prospectus and any prospectus supplement or free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement or free writing prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, unless we indicate otherwise, “we”, “us”, “our”, “the Company” and “Luokung” refer to Luokung Technology Corp., as consolidated with its various subsidiaries. References to “ordinary shares”, “preference shares”, “warrants” and “share capital” refer to the ordinary shares, preference shares, warrants and share capital, respectively, of Luokung.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we have used industry and market data obtained from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. We have compiled, extracted and reproduced industry and market data from external sources that we believe to be reliable. We caution prospective investors not to place undue reliance on the above mentioned data. Unless otherwise indicated in the prospectus, the basis for any statements regarding our competitive position is based on our own assessment and knowledge of the market in which we operate. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

BUSINESS DESCRIPTION

We are a holding company and conduct our operations through our wholly-owned subsidiary named LK Technology Ltd., a British Virgin Islands limited liability company (“LK Technology”), and its wholly-owned subsidiaries, MMB Limited and its respective subsidiaries, which possess two core brands “Luokuang” and “SuperEngine”. “Luokuang” is a mobile application to provide Business to Customer (B2C) location-based services and “SuperEngine” provides Business to Business (B2B) and Business to Government (B2G) services in connection with spatial-temporal big data processing. In May 2010, we consummated an initial public offering of our American Depository Shares, or ADSs, for gross proceeds of $16 million, and our ADSs were listed on the NASDAQ Capital Market under the ticker symbol “KONE”. On August 17, 2018, we completed the transactions contemplated by the Asset Exchange Agreement (“AEA”) with C Media Limited (“C Media”) entered into on January 25, 2018. On August 20, 2018, we changed our name to Luokung Technology Corp., our American Depository Shares (“ADSs”) were voluntarily delisted from the NASDAQ Capital Market on September 19, 2018 and on January 3, 2019 our ordinary shares started trading on NASDAQ under the ticker symbol “LKCO”.

We are a China-based provider of location-based services and mobile application products for long distance travelers in China. Our primary mobile application, the Luokuang platform, consists of the Luokuang mobile applications, a series of supporting software at the server end, and rail-Wi-Fi hardware and equipment on the trains that we serve. The Luokuang platform incorporates technologies covered by 21 patents and about 48 software copyrights, and serves as a content and service distribution platform that is tailored for particular travel stages featuring geographic location and social interactions. The content and services distributed by Luokuang contain information, entertainment, travel, e-commerce, online to offline (“O2O”), advertisement and other marketing features.

Luokuang mainly provides personalized and targeted services to long distance travelers in two locations: on the train and at the destination. Based on the travel environment, the core elements of our users’ needs include staving off boredom on trains and discovering and exploring new locations upon arrival. The main services contain entertainment services (videos and audio, digital readings, games specific and tailored to the travel stage) and social services (satisfying the demand for value discovery of unfamiliar destinations through social interaction among strangers based on locations).

We use the most valuable Wi-Fi location—the train Wi-Fi setting—as the entrance of our Luokuang platform and mobile applications. Passengers typically ride trains for long-distance and inter-provincial travel purposes. The long periods of monotonous journeys and the cost concerns for roaming traffic fees enable the combination of entertainment content service needs and Wi-Fi access needs. Our rail-Wi-Fi becomes a valuable and sophisticated Wi-Fi service in this setting—not just Wi-Fi connection service, but a provider of sophisticated services through a Wi-Fi connection. We do not define ourselves as a train Wi-Fi communication service operator but as a long-distance travel mobile service and location-based service provider. The rail Wi-Fi is our access point to a significant pool of users and the entrance to acquiring additional users.

The recommended services focus on providing targeted push services to users while travelling in unfamiliar cities. Local information and guidance service are precisely pushed according to individual user’s interest and taste, including restaurants, entertainment, living styles, local snacks, local products, scenic spots, cultural history and stories. The guidance service is User Generated Content which is shared and distributed by individual users including travelers, local residents and local businesses.

In June 2018, China Railway Gecent Technology Co., Ltd. (or “Gecent”) (established jointly by China Railway Investment Co., Ltd., Geely Holding Group and Tencent Holdings Ltd.) obtained the exclusive right to build and operate on-train Wi-Fi for all the High-speed trains in China. It provides a full-travelling service including on-train Wi-Fi, entertainments, news, online meals order, online specialty retailer and connecting travel. As the pathfinder in on-train Wi-Fi market in China, we have accumulated great experiences and resources in construction and operation on train Wi-Fi on express trains in China, which enable us to cooperate with Gecent to provide location-based services through the provision of our map SDKs (“Software Development Kit”) and APIs (“Application-programming Interface”), including services at train stations covering navigation and OTO services, and to provide movie content SDK, movie copyrights and operating services to the users of Gecent’s mobile application. Through the cooperation with Gecent, we are able to expand our services to more valuable high-speed train passengers, while the high-speed train Wi-Fi in China will cover about 3 billion passenger trips till the year of 2020.

In the first half of 2019, we gradually terminated the Wi-Fi provision for express trains because the increase in numbers of High-speed trains led to the shrinkage of the passenger trips on express trains. At the beginning of 2019, we established a Luokung Location-based services Data Marketing Platform (“LLDMP”), Luokung Location-based services (“LBS”) Data Marketing Platform, that combines our LBS strength with existing advertising tools. Our LBS capability including indoor floor maps, location information, and point of interest for more than twenty thousand commercial buildings covers high speed train stations, shopping malls, airports and so on.

Through the acquisition of Superengine, we obtained patented technologies in spatial-temporal big data indexing, storage, transmission and visualization that can support the full vector maps without tile, which can be effectively applied to high-definition (HD) maps, location-based services, smart cities, intelligent transportation systems, mapping and surveying, remote sensing and monitoring. We possess fifteen patents and nine patent application rights in U.S., Europe, Japan and China. We believe our graphics processing system is a thousand times more efficient than competing technologies in querying, retrieving, transmitting and rendering graphical information, and allowing Terabyte (TB) sized data to be released in seconds, which enable our customers to obtain real-time operational intelligence by harnessing the value of their database.

Other Recent Events

On August 17, 2018, we consummated an asset exchange transaction, pursuant to which we exchanged all issued and outstanding capital stock in Topsky Info-Tech Holdings Pte Ltd., the parent of Softech, for the issued and outstanding capital stock of LK Technology (the “Asset Exchange”). In connection with the Asset Exchange, we changed our name on August 20, 2018, and on September 20, 2018, issued to the shareholders of C Media Limited, the former parent of LK Technology, (i) 185,412,599 of our ordinary shares, par value $0.01 per share and (ii) 1,000,000 of our preferred shares. Upon the consummation of the Asset Exchange, we ceased our previous business operations and became a company focused on the provision of location-based service and mobile application products for long distance rail travelers in China.

On August 25, 2018, LK Technology entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders of Superengine Holding Limited, a limited liability company incorporated under the laws of the British Virgin Islands (the “Superengine”), pursuant to which LK Technology acquired all of the issued and outstanding shares of Superengine for an aggregate purchase price of US$60 million (the “Purchase Price”), which was paid by the issuance of our ordinary shares in an amount equal to the quotient of (x) the Purchase Price divided by (y) the average of the closing prices of the ordinary shares on the NASDAQ Capital Market over the 12 months period preceding July 31, 2018. We are a party to the Agreement in connection with the issuance of the ordinary shares and certain other limited purposes.

On August 28, 2019, the Company entered into a Share Purchase Agreement, pursuant to which the Company will acquire 100% of the equity interests of Saleya Holdings Limited (“Saleya”) from Saleya’s shareholders for an aggregate purchase price of RMB 836 million (approximately equivalent to $120 million), which includes approximately RMB 709 million (approximately equivalent to $101 million) in cash and the remaining RMB 127 million (approximately equivalent to $18 million) will be paid by issuance of the Company’s ordinary shares at the conversion rate of $7 per share. In connection with its acquisition of Saleya, as of December 31, 2019 and on January 21, 2020, the Company made a partial cash payment of $14,334,451 and $18,539,343, respectively, and on February 5, 2020 it issued 2,708,498 ordinary shares to certain shareholders of Saleya in accordance with Share Purchase Agreement. On December 5, 2020, the Company issued 1,500,310 of Series B preferred shares to two of the Saleya’s shareholders instead of a cash payment of $6,182,000 (RMB43,128,000) as a change of consideration for the acquisition of Saleya, On March 17, 2021, the Company closed the acquisition of 100% equity interests in Saleya, which is now a wholly-owned subsidiary of the Company.

On May 10, 2019 and November 6, 2020, the Company entered into a Stock Purchase Agreement and The Supplementary Agreement to Stock Purchase Agreement with the shareholders of Botbrain AI Limited (“Botbrain”), a limited liability company incorporated under the laws of the British Virgin Islands, pursuant to which the Company acquired 67.36% of the issued and outstanding shares of Botbrain for an aggregate purchase price of $2.5 million (RMB 16.4 million), of which $1.5 million (RMB 9.6 million) was to be paid in cash to obtain 20% of Botbrain and the Company issued 1,789,618 ordinary shares to acquire the remaining 47.36% of Botbrain. The closing of the acquisition was completed on December 4, 2020.

On November 13, 2019, the Company entered into a Share Subscription Agreement with Geely Technology Group Co., Ltd. (“Geely Technology”) to issue 21,794,872 series A preferred shares at a purchase price of $1.95 per share for an aggregate purchase price of $42,500,000. Per the terms of the agreement, the Company recognized $32,910,257 as a loan. The Company received $21,743,857 as of December 31, 2019 and the remaining amount was received in January 2020. Geely Technology may request the repayment after November 2020, under such circumstance, the Company shall pay it back in January of 2021. On December 24, 2020, Geely Technology sent a notice of redemption. The Company is in negotiation for an extension with Geely Technology.

On November 13, 2019, the Company entered into a Securities Purchase Agreement with Acuitas Capital, LLC. and a Warrant to purchase the Company’s ordinary shares pursuant to which the Purchaser subscribed to purchase up to $100,000,000 of units with up to a $10,000,000 subscription at each closing, with each Unit consisting of one ordinary share and one warrant, where each whole warrant entitles the holder to purchase one ordinary share. The Securities Purchase Agreement contemplates periodic closings of $10,000,000. On July 16, 2020, the Company held the first closing pursuant to the Purchase Agreement and received $10,000,000. The Purchaser had received 7,763,975 ordinary shares on November 13, 2019 in consideration for such $10,000,000. The Purchaser also exercised the Warrant and received 15,897,663 ordinary shares upon the exercise of the Warrant. On December 31, 2020, the Purchase Agreement has been terminated.

On June 17, 2020, the Company entered into preferred stock subscription agreement with Daci Haojin Foundation Limited to issue 15,000,000 preferred shares for $45,000,000. Pursuant to the preferred stock subscription agreement the first closing will not occur until July 2020 and such closing will be for $13,500,000. Subsequent closings will occur on August 31 and September 30, 2020 for $13,500,000 and $18,000,000, respectively. However, due to the impact of the travel restriction as a result of Covid-19 between Hong Kong and Mainland China, Daci Haojin has not fulfilled their US dollars subscription obligations under the Preferred Financing Agreement and no such closings have occurred. As of December 31, 2020, Daci Haojin has wired RMB 17.4 million ($2.7 million) to the Company and has represented to the Company that they are working to be able to comply with their contractual obligations to fund the $45,000,000 to the Company. The Company cannot give any assurances as to whether it will receive any monies from Daci Haojin pursuant to the Preferred Financing Agreement.

On August 10, 2020, the Company entered into a cooperation framework agreement with Nanjing Antong Meteorological Data Limited (“Nanjing Antong”) and Nanjing Weida Electronic Technology Co., Ltd. (“Nanjing Weida”), pursuant to which the Company would invest $153,000 (RMB 1 million) each to Nanjing Antong and Nanjing Weida in order to establish a joint venture with Nanjing Antong. On August 27, 2020, the joint venture was established, SuperEngine, eMapgo Technologies (Beijing) Co., Ltd. (“EMG”) and Nanjing Antong hold 50%, 20% and 30% of equity of interest, respectively. The joint venture engages in real-time traffic information services for China’s high-class highways, urban roads, urban and rural roads, as well as expressway data and travel value-added services.

On March 17, 2021, the Company consummated an acquisition of EMG, through the purchase of the equity interests of Saleya Holdings Limited (“Saleya”), which, through a series of contracts between its wholly-owned subsidiary DMG Infotech Co., Ltd. and EMG, made EMG its variable interest entity. Pursuant to a Share Purchase Agreement dated August 28, 2019 (the “EMG SPA”) and a Supplemental Agreement dated February 24, 2021. The Company purchased 100% of the equity interest of Saleya for consideration of (i) a cash amount of USD equivalent to RMB709,567,913 and (ii) 7,111,428 Ordinary Shares, a number of the Company’s Ordinary Shares equivalent to RMB127,028,593 with an issuing price of USD 2.00 per share after deducting 2,708,498 shares already issued in 2019 pursuant to the EMG SPA.

Corporate Information

Our principal executive offices are located at B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road, Chaoyang District, Beijing, People’s Republic of China 100020. Our website is www.luokung.com. We routinely post important information on our website. The information contained on our website is not a part of this prospectus.

Our agent for service of process in the United States is Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, New Jersey 07601.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The Company’s website is www.luokung.com.

RISK FACTORS

An investment in our ordinary shares involves risk. Before you invest in ordinary shares issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the risks described in page 1 to page 16 of our Annual Report on Form 20-F, filed on May 14, 2021, for our most recent fiscal year, which are incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The risk factors related to our business contained in or incorporated by reference into this prospectus comprise the material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Going Concern Note

The Company’s consolidated financial statements that are incorporated by reference have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had incurred losses for the past three years and as of December 31, 2020, net current liabilities of the Company amounted to $61,564,025. These factors raised substantial doubt about the Company’s ability to continue as a going concern for the reporting period of the consolidated financial statements that are incorporated by reference. Subsequent to the end of the reporting period of the consolidated financial statements that are incorporated by reference, in February 2021, the substantial doubt was alleviated as the Company closed three registered direct offering and received net proceeds (including ordinary shares and warrants) of $123.4 million (See Note 18 of the Company’s consolidated financial statements that are incorporated by reference for details). The Company returned to net current asset position thereafter.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our Company and industry and involve risks and uncertainties. All statements other than statements of historical fact in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our future business development, results of operations and financial condition;

●	expected changes in our net revenues and certain cost or expense items;

●	our ability to attract and retain customers; and

●	trends and competition in the spatial-temporal big-data processing and interactive location-based services market.

You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus discuss factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and the acquisitions of new technologies and investments.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020. You should read this table in conjunction with our consolidated financial statements and the related notes included in our annual report on Form 20-F for the year ended December 31, 2020, which are incorporated by reference herein.

The capitalization table does not include pro-forma adjustments for the number of shares which are being registered on the registration statement of which this prospectus is a part and may be sold under the prospectus, because the full number of shares that may be sold cannot be specifically determined as it will be based on the market price of an ordinary share from time to time when puts are made by the Company.

As of December 31, 2020
USD
Long term borrowings	2,663,835
Shareholders’ equity:
Preferred Shares ($0.01 par value; 1,000,000 shares authorized, issued and outstanding)	10,000
Ordinary Shares ($0.01 par value; 500,000,000 shares authorized; 239,770,000 shares issued and outstanding)	2,397,701
Series A Preferred Shares ($0.01 par value; 21,794,872 shares authorized, 21,794,872 shares issued and outstanding)	217,949
Series B Preferred Shares ($0.01 par value; 1,500,310 shares authorized, 1,500,310 shares issued and outstanding)	15,003
Additional paid in capital	164,753,586
Accumulated deficit	(113,242,512)
Accumulated other comprehensive loss	(1,523,978)
Total Luokung Technology Corp. shareholders’ equity	52,627,749
Total equity	52,694,105
Total capitalization	52,694,105

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

●	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act. From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public. We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, our memorandum and articles of association authorize the issuance of up to a maximum of 522,794,872 shares, which are designated as (i) 500,000,000 of ordinary shares, par value $0.01 per share, of which 336,582,160 ordinary shares are issued and outstanding, (ii) 1,000,000 preferred shares, par value $0.01 per share (“Preferred Shares” and each a “Preferred Share”), of which 1,000,000 Preferred Shares are issued and outstanding, (iii) 21,794,872 series A preferred shares of par value $0.01 per share (“Series A Preferred Shares” and each a “Series A Preferred Share”), of which 21,794,872 Series A Preferred Shares are issued and outstanding and (iv) 1,500,310 series B preferred shares of par value $0.01 per share (“Series B Preferred Shares” and each a “Series B Preferred Share”), of which 0 Series B Preferred Shares are issued and outstanding, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company, in each case with the rights, preferences and privileges as set out in the memorandum and articles of association of the Company.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our amended and restated memorandum and articles of association.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable and may only be issued as registered shares. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share of the Company confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into ordinary share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid ordinary shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

Series A Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a Series A Preferred Share of the Company confers on the holder:

(a)	no right to vote at a meeting of the members of our company or on any resolution of members;

(b)	the right to an equal share in any distribution paid by our company;

(c)	the right to an equal share in the distribution of the surplus assets of our company on our liquidation;

(d)	the right, at such holder’s sole discretion, to convert all or any portion of the holder’s Series A Preferred Shares into ordinary shares at any time commencing after the date of issue of such Series A Preferred Shares. The conversion rate for the Series A Preferred Shares shall be one (1) Ordinary Share for every one (1) Series A Preferred Share. Before any holder of Series A Preferred Shares shall be entitled to convert the same into ordinary shares and to receive certificate(s) for such ordinary shares, he shall surrender the certificate(s) for his Series A Preferred Shares at the office of our company and shall give written notice to our company at such office that he elects to convert the same. Our company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Shares a certificate(s) for the number of ordinary shares to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate(s) for the Series A Preferred Shares to be converted, and the person or persons entitled to receive the ordinary shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such ordinary shares on such date. The directors may effect conversion in any matter permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Series A Preferred Shares and applying the proceeds towards the issue of the relevant number of new ordinary shares. The provisions of clause 8(3)(e) of our memorandum of association shall not apply to the ordinary shares so converted; and

(e)	the right, at such holder’s sole discretion, to require the redemption or repurchase by our company of all or any portion of the holder’s Series A Preferred Shares (the “Purchased Shares”) in cash at a Repurchase Price defined below upon the following events: (1) six (6) months after the closing date as defined in the share subscription agreement entered into between our company and Geely Technology dated 13 November 2019 (the “Share Subscription Agreement”); (2) the proposed acquisition of eMapgo Technologies (Beijing) Co., Ltd. (the “Proposed Acquisition”) by our company is terminated; (3) our company breaches the Share Subscription Agreement; or (4) within six (6) months from the closing date as defined in the Share Subscription Agreement provided that our company has sufficient funds after completing the Proposed Acquisition by our company. The repurchase price for each Series A Preferred Shares shall be the higher of (i) US$1.95 per share; or (ii) the US dollars equivalent to RMB13.7648 per share (the “Repurchase Price”), where the exchange rate shall be the central parity rate between RMB and USD published by the People’s Bank of China the day before Geely Technology issues the repurchase notice, plus an eight percent (8%) annual simple interest rate basis calculated from the date such Repurchase Price was fully paid until the date of full payment of the Repurchase Price, which shall be made in a lump sum on the date of the payment of the Repurchase Price, plus all declared but unpaid dividends with respect to the Series A Preferred Shares. Before any holder of Series A Preferred Shares shall be entitled to require the redemption or repurchase by our company of all or any portion of the holder’s Series A Preferred Shares, he shall surrender the certificate(s) for his Series A Preferred Shares at the office of our company and shall give written notice to our company (the “Redemption Notice”) at such office that he elects to require the redemption or repurchase by our company of the same. Our company shall pay the corresponding Repurchase Price within sixty (60) days following twelve (12) months after the Purchased Shares are issued.

Series B Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a Series B Preferred Share of our company confers on the holder:

(a)	Subject to compliance with the requirements of the laws of the Hong Kong Special Administrative Region of the People’s Republic of China and other restrictions under the purchase agreement entered into by and among our company, Zhi-Xun Wang and Hong-Bin Lu (the “Parties”) and other parties named therein on August 27, 2019 and the supplemental agreement entered into by and among the Parties and other parties on October 11, 2019, the Series B Preferred Shares shall be redeemable at the option of holders of the Series B Preferred Shares by delivery of a written request to the Purchaser (“Redemption Request”) within the period from 6th month to 12th month after its issuance. Our company cannot reject such Redemption Request and shall make the best efforts to implement such redemption by paying cash within 10 working days after receipt of the Redemption Request. The redemption price for each Series B Preferred Share redeemed shall be an amount of USD equivalent to RMB28.75 per share plus an internal rate of return of 10% per year.

(b)	Any Series B Preferred Share may, at the option of the holder thereof, be converted into fully-paid and non-assessable ordinary shares without any restrictions under the Securities Act of 1933, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, the Company’s memorandum and articles of association or any other contracts within the period from 9th month to 12th month after its issuance. The conversion ratio for Series B Preferred Shares to ordinary shares shall be 1:1.

The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to the Articles.

Objects of the Company.

Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the British Virgin Islands.

Register of Members

The Company shall keep a register of members containing;

(a)	the names and addresses of the persons who hold registered shares in the Company;

(b)	the number of each class and series of registered shares held by each member;

(c)	the date on which the name of each member was entered in the register of members;

(d)	the date on which any person ceased to be a member; and

(e)	such other information as may be prescribed pursuant to the Act.

Dividends

The Company may by a resolution of directors declare a distribution by way of dividend and pay such distribution in money, shares or other property. In the event that distributions by way of dividend are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the distribution by way of dividend, a fair and proper value for the assets to be so distributed.

The directors may from time to time pay to the members such interim distributions by way of dividend as appear to the directors to be justified by the profits of the Company.

Issuance of Additional Shares

Subject to the provisions of the Company’s Memorandum and Articles of Association and, if applicable, the rules of the stock exchange on which the Company is listed, and any resolution of members, the directors of the Company may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine. The directors shall not issue more shares than the maximum number provided for in the Memorandum and Articles of Association.

Transfer of Shares

The Company may, upon receipt of an instrument of transfer, enter the name of the transferee in the register of members subject to the prior or simultaneous approval of the Company as evidenced by a resolution of directors or by a resolution of members. Subject to any resolution of the members to the contrary, the directors may resolve by resolution of directors to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution of directors.

Interested Transactions

A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(i)	vote on a matter relating to the transaction;

(ii)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(iii)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

Borrowing Powers

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Meetings and Consents of Members

The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable. The Company may hold an annual general meeting, but shall not (unless required by stock exchange on which the Company’s securities are listed) be obliged to hold an annual general meeting.

Upon the written request of members holding 30 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

A meeting of members may be called on short notice:

(a)	if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

Forfeiture of Shares

When shares not fully paid on issue or issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates upon (i) written notice specifying a date for payment to be made and the shares in respect of which payment is to be made being served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt and (ii) failure to comply with such notice within the prescribed time.

Redemption or Repurchase of Shares

Subject to the Memorandum and Articles of Association, the Company may purchase, redeem or otherwise acquire and hold its own shares save that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles of Association to purchase, redeem or otherwise acquire the shares without their consent. No purchase, redemption or other acquisition of shares shall be made unless the directors determine by resolution of the directors that immediately after the purchase, redemption or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Anti-takeover Provisions in Our Memorandum of Association and Articles of Association

Some provisions of our memorandum of association and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares.

Limitation on Liability and Indemnification Matters

Under British Virgin Islands laws, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum of association and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The corporate statutes of the State of Delaware and the British Virgin Islands are similar, and the flexibility available under British Virgin Islands law has enabled us to adopt memorandum of association and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under the Delaware General Corporation Law, or Delaware corporate law. Set forth below is a summary of some of the differences between provisions of the BVI Act applicable to us and the laws application to companies incorporated in Delaware and their shareholders.

Director’s Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its stockholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its stockholders take precedence over any interest possessed by a director, officer or controlling stockholder and not shared by the stockholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

British Virgin Islands law provides that every director of a British Virgin Islands company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes the BVI Act or the memorandum of association or articles of association of the company.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the stockholders is required to amend the certificate of incorporation. Under British Virgin Islands law and our memorandum of association and articles of association, (i) our shareholders may amend our memorandum of association and articles of association by a resolution of shareholders, or (ii) our board of directors may amend our memorandum of association and articles of association by a resolution of directors without a requirement for a resolution of shareholders so long as the amendment does not:

●	restrict the rights of the shareholders to amend the memorandum of association and articles of association;

●	change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum of association and articles of association;

●	amend the memorandum of association and articles of association in circumstances where the memorandum of association and articles of association cannot be amended by the shareholders; or

●	amend the provisions of memorandum of association or the articles of association pertaining to “rights, privileges, restrictions and conditions attaching to shares,” “rights not varied by the issue of shares pari passu,” “variation of class rights” and “amendment of memorandum and articles of association”.

Written Consent of Directors

Under Delaware corporate law, directors may act by written consent only on the basis of a unanimous vote. Under British Virgin Islands law, directors may pass a written resolution (a) by such majority of the votes of the directors entitled to vote on the resolution as may be specified in the memorandum of association or articles of association or (b) in the absence of any provision in the memorandum of association or the articles of association, by all the directors entitled to vote on the resolution. Our articles of association provide that a resolution consented to in writing by the directors may be passed by a simply majority of the directors or of all members of the committee, as the case may be.

Written Consent of Shareholders

Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of stockholders of a corporation, may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. As permitted by British Virgin Islands law, subject to the memorandum or articles of association, an action that may be taken by members of the company at a meeting of shareholders may also be taken by a resolution of shareholders consented to in writing. Our articles of association provide that shareholders may approve corporate matters by way of a resolution consented to at a meeting of shareholders or in writing by a majority of shareholders entitled to vote thereon.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our articles of association provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise 30% or more of our outstanding voting shares in respect of the matter for which the meeting is requested.

Sale of Assets

Under Delaware corporate law, a vote of the stockholders is required to approve the sale of assets only when all or substantially all assets are being sold. In the British Virgin Islands, shareholder approval is required when more than 50% of the company’s total assets by value are being disposed of or sold.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. As permitted by British Virgin Islands law and our articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option or at the option of the holders of such stock provided there remains outstanding shares with full voting power. Such stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of such stock. As permitted by British Virgin Islands law, and our memorandum of association and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Our directors must determine that immediately following the redemption or repurchase we will be able to pay our debts as they fall due and the value of our assets exceeds our liabilities.

Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, and our memorandum of association and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of holders of not less than three-fourths of the issued shares of that class and holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by the variation.

Removal of Directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate provides otherwise. As permitted by British Virgin Islands law and our memorandum of association and articles of association, directors may be removed with or without cause by resolution of directors or resolution of shareholders.

Mergers

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Inspection of Books and Records

Under Delaware corporate law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Holders of our shares have no general right under British Virgin Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide holders of our shares with annual audited financial statements. See “Where You Can Find Additional Information.”

Conflict of Interest

The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to the board of directors of the company. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director’s interest was disclosed to the board prior to the company’s entry into the transaction or was not required to be disclosed (for example where the transaction is between the company and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands law and our memorandum of association and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or that owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Independent Directors

There are no provisions under Delaware corporate law or under the BVI Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions to cumulative voting under the laws of the British Virgin Islands, but our memorandum of association and articles of association do not provide for cumulative voting

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part, does not purport to be complete and is subject to and qualified in its entirety by our memorandum of association and articles of association and by the applicable provisions of British Virgin Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately our:

●	ordinary shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into ordinary shares of, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares and the warrants are collectively referred to in this prospectus as the “Securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities. The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to the Articles.

Ordinary Shares

The following is a summary of the material provisions of our ordinary shares and our memorandum and articles of association.

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Holders of our ordinary shares who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an ordinary share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

Preferred Shares

Subject to the memorandum and articles of association (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a preferred share which is currently issued and outstanding confers on the holder:

(a)	the right to 399 votes at a meeting of the members or on any resolution of members;

(b)	the right to an equal share in any distribution paid by the Company;

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up;

(d)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more private transactions, subject to applicable law; and

(e)	be freely transferable, in whole or in part, by Mr. Xuesong Song to any third party through one or more public transactions, subject to applicable law and automatic conversion of such preferred share(s) into Ordinary Share(s).

Each Preferred Share shall be automatically converted at any time after issue and without the payment of any additional sum into an equal number of fully paid ordinary shares upon the conclusion of any transfer by Mr. Xuesong Song to any third party through one or more Public Transactions.

Our board may fix the rights, preferences, privileges and restrictions of authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our ordinary shares or any series of preferred shares;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred shares and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of the preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preferred per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	any listing of preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred shares terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, preferred shares and/or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

Subscription Rights

We may issue subscription rights to purchase our ordinary shares and/or preferred shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or preferred share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or preferred shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

Debt Securities

We may issue debt securities from time to time, in one or more series, as senior, subordinated debt and/or convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities, unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following statement sets forth the expenses of the Company in connection with the offering described in this Registration Statement (all of which will be borne by the Company). All amounts shown are estimated.

SEC registration fee	$	*
Legal fees and expenses		+
FINRA filing fees		+
The NASDAQ Capital Market Listing Fee		+
Accounting fees and expenses		+
Printing expenses		+
Miscellaneous expenses		+
Total	$

*	In accordance with Rules 456(b) and 457(r), the Company is deferring payment of the registration fee for the securities offered by this prospectus.
+	Estimated expenses are not presently known.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Conyers Dill & Pearman 29th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 2020 and 2019 and for the fiscal years ended December 31, 2020, 2019 and 2018 incorporated by reference into this prospectus have been audited by Moore Stephens CPA Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC.  The SEC maintains an internet site that contains such reports, and other information regarding issuers that file electronically with the at www.sec.gov. You may also find these materials at our corporate website, which can be found at www.luokung.com.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed on May 14, 2021;

●	our Reports of Foreign Private Issuer on Form 6-K dated June 9, 2021 and June 15, 2021; and

●	the description of the ordinary shares contained in our Registration Statement on Form 8-A, filed on May 7, 2010 (SEC File No. 001-34738), and any other amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus, and such reports are deemed incorporated by reference herein. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Luokung Technology Corp.
Attention: Investor Relations
B9-8, Block B, SOHO Phase II, No. 9, Guanghua Road,
Chaoyang District, Beijing
People’s Republic of China, 100020
(tel.) (86) 10-65065217

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Article 157 of our articles of association requires that differences arising between the Company and any member in respect of the true intent and construction or the incidence or consequences of articles of association or the BVI Business Companies Act, touching anything done or executed, omitted or suffered in pursuance of the BVI Business Companies Act or touching any breach or alleged breach or otherwise relating to the premises or to articles of association or to the BVI Business Companies Act or other BVI law affecting the Company or to any of the affairs of the Company, be referred to arbitration. Other than with respect to disputes of the type set out in Article 157, arbitration is not stated to be the means for resolving matters with our shareholders. This provision does not apply to claims made under the federal securities laws of the United States.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Conyers Dill & Pearman our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

LUOKUNG TECHNOLOGY CORP.

Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Debt Securities
Units

PROSPECTUS

August 20, 2021

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE ORDINARY SHARES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors And Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we may indemnify our directors, officers, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, officers, liquidators or agents. To be entitled to indemnification, these persons must have acted honestly and in good faith and in the best interest of our company, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 9. Exhibits

No.	Description
1.1	Amended and Restated Memorandum and Articles of Association of Luokung Technology Corp., dated December 27, 2019, and as currently in effect (1)
4.1	Form of Indenture
4.2	Form of Debt Securities (2)
4.3	Form of Warrant Agreement, if any, including form of Warrant (2)
4.4	Form of Preferred Stock Certificate of Designation (2)
4.5	Form of Subscription Right Agreement (including form of Right Certificate) (2)
4.6	Form of Unit Agreement (including form of Unit Certificate) (2)
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.2	Consent of Moore Stephens CPA Limited
24.1	Power of Attorney (included as part of the signature page of this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1 (2)

(1)	Incorporated by reference to Exhibit 1.1 of the Annual Report 20-F (file no. 001-34738) filed with the Securities and Exchange Commission on June 29, 2020
(2)	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of ordinary shares offered (if the total dollar value of ordinary shares offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the ordinary shares being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of ordinary shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the ordinary shares in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the ordinary shares, the undersigned Registrant undertakes that in a primary offering of ordinary shares of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the ordinary shares to the purchaser, if the ordinary shares are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such ordinary shares to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its ordinary shares provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on this 20th day of August, 2021.

LUOKUNG TECHNOLOGY CORP.

By:	/s/ Xuesong Song
Xuesong Song,
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Xuesong Song and Jie Yu and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Xuesong Song	Chief Executive Officer, Chairman and Director	August 20, 2021
Xuesong Song	(Principal Executive Officer)

/s/ Jie Yu	Chief Financial Officer	August 20, 2021
Jie Yu	(Principal Financial and Accounting Officer)

/s/ Dongpu Zhang	President and Director	August 20, 2021
Dongpu Zhang

/s/ David Wei Tang	Director	August 20, 2021
David Wei Tang

/s/ Jin Meng Bryan Yap	Director	August 20, 2021
Jin Meng Bryan Yap

/s/ Yang Zhou	Director	August 20, 2021
Yang Zhou